Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

To tender
Depositary Shares of Royal Bank of Canada,
each representing a one-fortieth interest in a share of 5.50%
Noncumulative Perpetual First Preferred Shares, Series C-1
and
Depositary Shares of Royal Bank of Canada,
each representing a one-fortieth interest in a share of 6.750%
Fixed Rate/Floating Rate Noncumulative First Preferred Shares, Series C-2
Pursuant to the Offer to Purchase, Dated January 25, 2016 by

ROYAL BANK OF CANADA

THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FEBRUARY 22, 2016 UNLESS THE OFFER IS EXTENDED

The Information and Tender Agent: Ipreo LLC Information and Tender Agent Addresses: 1359 Broadway, 2nd Floor New York, New York 10018 Attn: Aaron Dougherty Email: tenderoffer@ipreo.com
BY MAIL: 1359 Broadway, 2nd Floor New York, New York 10018	BY HAND OR COURIER: 1359 Broadway, 2nd Floor New York, New York 10018

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF DEPOSITARY SHARES TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Owner(s) (Attach Additional Signed List, if Necessary)	Security Description	Depositary Shares Tendered
		Total Number of Depositary Shares Represented*	Number of Depositary Shares Tendered
Depositary Shares representing a one-fortieth interest in a share of 5.50% Noncumulative Perpetual First Preferred Shares, Series C-1, of Royal Bank of Canada

Depositary Shares representing a one-fortieth interest in a share of 6.750% Fixed Rate/Floating Rate Noncumulative First Preferred Shares, Series C-2, of Royal Bank of Canada

Total Depositary Shares Tendered

*             Unless otherwise indicated in the column labeled “Number of Depositary Tendered” and subject to the terms and conditions of the Offer to Purchase, a holder will be deemed to have tendered the entire number of shares represented by the Securities indicated in the column labeled “Number of Depositary Shares.” See Instruction 3.

This Letter of Transmittal is to be used (a) if you desire to effect the tender transaction yourself, (b) if you intend to request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you and the Depositary Shares are not registered in the name of such broker, dealer, commercial bank, trust company or other nominee, and (c) by a broker, dealer, commercial bank, trust company or other nominee effecting the transaction as a registered owner or on behalf of a registered owner.

To accept the Offer to Purchase in accordance with its terms, a Letter of Transmittal properly completed and bearing original signature(s), the original of any required signature guarantee(s) and any other documents required by this Letter of Transmittal must be mailed or delivered to the Information and Tender Agent at an appropriate address set forth above and must be received by the Information and Tender Agent prior to 11:59 p.m., New York City time, on February 22, 2016, or such later time and date to which the Offer to Purchase is extended. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Information and Tender Agent.

The boxes below are to be checked only by Eligible Institutions (as defined below in Instruction 1).

☐
CHECK HERE IF TENDERED DEPOSITARY SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE INFORMATION AND TENDER AGENT WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:
DTC Participant Number:

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW: PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The person(s) signing this Letter of Transmittal (the “Signor”) hereby tender(s) to Royal Bank of Canada, a Canadian chartered bank (“RBC”), (a) the above-described Depositary Shares (the “Series C-1 Depositary Shares”) of RBC, each representing a one-fortieth  interest in a share of 5.50% Noncumulative Perpetual First Preferred Shares, Series C-1 for purchase by RBC at a price (the “Series C-1 Offer Price”) equal to $26 per share and (b) the above-described Depositary Shares (the “Series C-2 Depositary Shares,” and together with the Series C-1 Depositary Shares, the “Depositary Shares”)) of RBC, each representing a one-fortieth  interest in a share of 6.750% Fixed Rate/Floating Rate Noncumulative First Preferred Shares, Series C-2 at a price (the “Series C-2 Offer Price”) equal to $30 per share, in each case under the terms and subject to the conditions set forth in the Offer to Purchase dated January 25, 2016, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal together with any amendments or supplements thereto collectively constitute the “Offer to Purchase”).  The Offer is subject, with respect to each series of Depositary Shares, to the Series Offer Limit (as defined in the Offer to Purchase).

Subject to, and effective upon, acceptance for payment of, or payment for, Depositary Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer to Purchase (including, if the Offer to Purchase is extended or amended, the terms or conditions of any such extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, RBC all right, title and interest in and to all of the Depositary Shares that are being tendered hereby that are purchased pursuant to the Offer to Purchase and hereby irrevocably constitutes and appoints Ipreo LLC (the “Information and Tender Agent”) as attorney-in-fact of the Signor with respect to such Depositary Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Depositary Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions set forth in the Offer to Purchase.

The Signor hereby represents and warrants that (a) the Signor, if a broker, dealer, commercial bank, trust company or other nominee, has obtained the tendering shareholder’s instructions to tender pursuant to the terms and conditions of this Offer to Purchase in accordance with the letter from RBC to brokers, dealers, commercial banks, trust companies and other nominees; (b) when and to the extent RBC accepts the Depositary Shares for purchase, RBC will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the Signor will execute and deliver any additional documents that the Information and Tender Agent or RBC deems necessary or desirable to complete the assignment, transfer and purchase of the Depositary Shares tendered hereby; and (d) the Signor has read and agrees to all of the terms and conditions of the Offer to Purchase.

The name(s) and address(es) of the registered owner(s) should be printed as on the registration of the Depositary Shares.

The Signor recognizes that, under certain circumstances as set forth in the Offer to Purchase, RBC may amend, extend or terminate the Offer to Purchase or may not be required to purchase any of the Depositary Shares tendered hereby. The Signor recognizes that RBC has no obligation, pursuant to the “Special Payment Instructions” set forth below, to transfer any Depositary Shares from the name of the registered owner thereof if RBC purchases none of such Depositary Shares.

The Signor understands that acceptance of Depositary Shares by RBC for payment will constitute a binding agreement between the Signor and RBC upon the terms and subject to the conditions of the Offer to Purchase.

The check for the purchase price of the tendered Depositary Shares purchased (less applicable withholding taxes) will be issued to the order of the Signor and mailed to the address indicated, unless otherwise indicated below in the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions.” RBC will not pay interest on the purchase price under any circumstances.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signor and all obligations of the Signor hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signor. Except as stated in the Offer to Purchase, this tender is irrevocable.

Unless otherwise indicated below in the box entitled “Special Payment Instructions,” please issue the check for the purchase price in the name(s) of the registered holder(s) appearing above under “Description of Depositary Shares Tendered.” Similarly, unless otherwise indicated below in the box entitled “Special Delivery Instructions,” please mail the check for the purchase price for any Depositary Shares purchased to the address(es) of the registered holder(s) appearing above in the box entitled “Description of Depositary Shares Tendered.” In the event that both the box entitled “Special Payment Instructions” and the box entitled “Special Delivery Instructions” are completed, please issue the check for the purchase price in the name of, and deliver such check to, the person(s) so indicated. The Signor recognizes that RBC has no obligation pursuant to any instructions set forth in the box entitled “Special Payment Instructions” to transfer any Depositary Shares from the name of the registered holder thereof if RBC does not accept for payment any of the Depositary Shares tendered hereby.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 6 and 7)

To be completed ONLY if a check for the purchase price of Depositary Shares accepted for payment is to be issued in the name of someone other than the Signor.
To be completed ONLY if a check for the purchase price of Depositary Shares accepted for payment and sent to someone other than the registered owner(s) or to the registered owner(s) at an address other than that shown above.

Issue ☐ Check to:	Issue ☐ Check to:

Name(s):	Name(s):
(Please Print)		(Please Print)

Address(es):	Address(es):
(Include Zip Code)		(Include Zip Code)

(Taxpayer Identification or Social Security Number(s))	(Taxpayer Identification or Social Security Number(s))

SHAREHOLDER(S) SIGN HERE (See Instructions 1 and 5)
(Please Print Except for Signature(s))

(Signature(s) Exactly as Depositary Shares Are Registered)

(Signature(s) of Shareholder(s))

Dated: _____________, 2016

Must be signed by registered owner(s) exactly as Depositary Shares are registered. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 5. Signature guarantees are required in certain circumstances. See Instruction 1. By signing this Letter of Transmittal, you represent that you have read this entire Letter of Transmittal.

Name(s):
(Please Print Name(s) of Owner(s) Exactly as Depositary Shares Are Registered)

(Taxpayer Identification or Social Security Number(s)):

Daytime Telephone Number, including Area Code:

Guarantee of Signature(s) (See Instructions 1 and 5) (Please Print Except for Signature)

Authorized Signature(s):

Name:

Title:

Name of Firm:

Address:
(Include Zip Code)

Telephone Number, including Area Code:

Dated: _____________, 2016

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer to Purchase

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) of Depositary Shares tendered hereby (including, for purposes of this document, any participant in the book-entry transfer facility of The Depository Trust Company (“DTC”) whose name appears on DTC’s security position listing as the owner of Depositary Shares), unless such holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” included in this Letter of Transmittal; or (b) the Depositary Shares are tendered for the account of a firm (an “Eligible Institution”) that is a broker, dealer, commercial bank, credit union, savings association or other entity that is a member in good standing of a stock transfer association’s approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal. This Letter of Transmittal is to be used if tenders are to be made by book-entry transfer to the account maintained by Ipreo LLC (the “Information and Tender Agent”) pursuant to the procedure set forth in the Offer to Purchase.

THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, AND ANY PROCESSING FEE IS AT THE OPTION AND SOLE RISK OF THE TENDERING SHAREHOLDER. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Delivery will be deemed made only when actually received by the Information and Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Shareholders have the responsibility to cause their Depositary Shares (in proper uncertificated form), this Letter of Transmittal (or a copy or facsimile hereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), and any other documents required by this Letter of Transmittal to be timely delivered in accordance with the Offer to Purchase.

RBC will not accept any alternative, conditional or contingent tenders. All tendering shareholders, brokers, dealers, commercial banks, trust companies and other nominees, by execution of this Letter of Transmittal (or a copy or facsimile hereof), waive any right to receive any notice of the acceptance of their tender.

3. Partial Tenders and Unpurchased Securities. If fewer than all of the Depositary Shares owned by a holder are tendered, the holder must fill in the number of shares of Depositary Shares tendered in the second column of the box titled “Description of Depositary Shares Tendered” on the front cover of this Letter of Transmittal. The entire number of shares of Depositary Shares delivered to RBC will be deemed to have been tendered, unless otherwise indicated.

4. Inadequate Space. If the space provided in any of the boxes to be completed is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached hereto.

5. Signature(s) on Letter of Transmittal, Authorizations and Endorsements.

(a) If any of the Depositary Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(b) If this Letter of Transmittal or any stock powers relating to Depositary Shares tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to RBC of their authority so to act must be submitted.

(c) Attribution under Section 318 of the Internal Revenue Code of 1986, as amended (the “Code”) can cause shares of common stock of RBC held by your family members, or held by an entity such as a trust, estate, partnership or corporation in which you have an interest, to be considered as owned by you. The attribution rules under Section 318 of the Code are complex. Please consult your tax advisor for details.

6. Transfer Taxes. RBC expects that transfer taxes should generally not be payable on the transfer to it of Depositary Shares purchased pursuant to the Offer to Purchase; however, no assurance can be given in this regard.  It is possible such transfer taxes could apply under certain circumstances, for example if (a) payment of the Series C-1 Offer Price or the Series C-2 Offer Price is to be made to, or (in the circumstances permitted by the Offer to Purchase) unpurchased Depositary Shares are to be registered in the name(s) of any person(s) other than the registered owner(s) or (b) if the Depositary Shares tendered are held in the name(s) of any person(s) other than the registered owner(s).  You are urged to consult your own tax advisor regarding the possible application of transfer taxes in connection with the Offer to Purchase.  You will be responsible for any transfer taxes payable on the transfer of Depositary Shares in connection with the Offer to Purchase, including that the amount of any transfer taxes payable on account of the transfer may be deducted from the Series C-1 Offer Price or the Series C-2 Offer Price, as applicable, unless satisfactory evidence of the payment of any applicable transfer taxes, or exemption therefrom, is submitted herewith.

7. Special Payment and Delivery Instructions. If check(s) are to be issued in the name of a person other than the registered owner(s) or if check(s) are to be sent to someone other than the registered owner(s) or to the registered owner(s) at a different address, the boxes entitled “Special Payment Instructions” and/or “Special Delivery Instructions” in this Letter of Transmittal must be completed.

8. Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by RBC, in its sole discretion, which determinations shall be final and binding. RBC reserves the absolute right to reject any or all tenders determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for, any Depositary Shares if, in the opinion of RBC’s counsel, accepting, purchasing or paying for such Depositary Shares would be unlawful. RBC also reserves the absolute right to waive any of the conditions of the Offer to Purchase or any defect in any tender, whether generally or with respect to any particular Depositary Share(s) or shareholder(s). RBC’s interpretations of the terms and conditions of the Offer to Purchase (including these instructions) shall be final and binding. By tendering Depositary Shares to RBC, you agree to accept all decisions RBC makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

NONE OF RBC, RBC’S BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AND TENDER AGENT, NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

9. Questions and Requests for Assistance and Additional Copies. Questions, requests for assistance and requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to the Information and Tender Agent by telephoning (888) 593-9546 (U.S. toll-free) or (212) 849-3880 . Shareholders who do not own Depositary Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee. Shareholders who wish to tender Depositary Shares, but do not own Depositary Shares directly, are required to tender their Depositary Shares through their broker, dealer, commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Information and Tender Agent.

10. Back-up Withholding Tax. Under the U.S. federal income tax laws, the Information and Tender Agent may be required to apply back-up withholding against the amount of any payment made to certain holders pursuant to the Offer to Purchase.

A “U.S. person” for purposes of this Letter of Transmittal is any person who is, for U.S. federal income tax purposes, (1) an individual who is a citizen or a resident of the United States (including a U.S. resident alien); (2) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States (or any state thereof, including the District of Columbia); (3) an estate whose income is subject to U.S. federal income tax regardless of its source; or (4) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons”, as such term is defined in the Internal Revenue Code of 1986, as amended, are authorized to control all substantial decisions of the trust (or certain other electing trusts).

In order to avoid such backup withholding tax, each tendering U.S. person (or person acting on behalf of a U.S. person) who has not already submitted a correct, completed and signed IRS Form W-9 to RBC should provide the Information and Tender Agent with the shareholder’s correct taxpayer identification number (“TIN”) by completing an IRS Form W-9, a copy of which is enclosed with this Letter of Transmittal. In general, if a U.S. person is an individual, the TIN is the individual’s Social Security number. If the Information and Tender Agent is not provided with the correct TIN, the U.S. person may be subject to a penalty imposed by the Internal Revenue Service (the “IRS”).  The instructions on the enclosed IRS Form W-9 explain the proper certification to use if the Depositary Shares are registered in more than one name or are not registered in the name of the actual owner. If the U.S. person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, the U.S. person should write “Applied For” in Part I of the IRS Form W-9.  If “Applied For” is indicated in Part I and a TIN is not provided by the time any payment is made in connection with the Offer to Purchase, the Information and Tender Agent will backup withhold on such payment until a TIN is provided and, if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

The box in Part II of the Substitute Form W-9 may be checked if the tendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part II is checked and payment of the purchase price of Depositary Shares is made within 60 days of the receipt by the Information and Tender Agent of the Substitute Form W-9, the Information and Tender Agent is not required to withhold any back-up withholding tax from the payment. Certain U.S. shareholders are not subject to these back-up withholding and reporting requirements, but should nonetheless complete a Substitute Form W-9 to avoid the possible erroneous imposition of a back-up withholding tax.

In order for a non-U.S. person to avoid the backup withholding tax, the non-U.S. person must submit an IRS Form W-8BEN or other appropriate IRS Form W-8, or otherwise establish an exemption from such withholding. The most recent IRS Form W-8BEN and IRS Form W-8BEN Instructions can be found on the IRS website at: www.irs.gov.

Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, the shareholder may claim a refund from the IRS. All shareholders are urged to consult their own tax advisors regarding the specific tax consequences to them of the Offer to Purchase.

The tax information set forth above is included for general information only and may not be applicable to the situations of certain taxpayers.

11. Canadian Withholding Tax.  Under the Canadian federal income tax laws, any dividend deemed payable on the disposition of Depositary Shares to RBC by a person that is not and is not deemed to be resident in Canada is subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the holder of Depositary Shares is entitled under any applicable income tax convention.

If Depositary Shares are registered in a holder’s name and are not held by an agent in electronic format, in order to receive payments according to the established treaty rates for the holder’s country of domicile, such tendering holder (or a person acting on behalf of such holder) who has not already submitted a correct, completed and signed Canada Revenue Agency’s certificate of residency documentation, should provide Form NR301 - Declaration of eligibility for benefits under a tax treaty for a non-resident taxpayer, Form NR302 - Declaration of eligibility for benefits under a tax treaty for a partnership with non-resident partners, or Form NR303 - Declaration of eligibility for benefits under a tax treaty for a hybrid entity, as applicable, in order to allow for determination of the appropriate withholding tax treaty rate in effect at the time of the payment.

Failure to supply a completed NR301 form (NR302 form or NR303 form, as applicable) will result in any payments on account of the deemed dividends made to the holder being subject to the statutory 25% withholding tax rate. At that point, should the holder decide to, it will then be the holder’s responsibility to claim the difference back from the Canada Revenue Agency.

Any questions or requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Information and Tender Agent at its telephone number set forth on the last page of the Offer to Purchase. A shareholder may also contact such shareholder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

IMPORTANT:  THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S), DEPOSITARY SHARES (IN PROPER UNCERTIFICATED FORM) AND OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE INFORMATION AND TENDER AGENT PRIOR TO THE EXPIRATION OF THE OFFER TO PURCHASE.

Form    W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service  Request for Taxpayer Identification  Number and Certification  Give Form to the requester. Do not send to the IRS. Print or type See Specific Instructions on page 2. 1  Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.  2  Business name/disregarded entity name, if different from above  3  Check appropriate box for federal tax classification; check only one of the following seven boxes: Individual/sole proprietor or  C Corporation  S Corporation  Partnership Trust/estate single-member LLC Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership)  Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner. Other (see instructions)  4  Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Exempt payee code (if any) Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.)  5  Address (number, street, and apt. or suite no.) Requester’s name and address (optional)  6  City, state, and ZIP code   7  List account number(s) here (optional) Part I Taxpayer Identification Number (TIN)  Social security number      –    –      Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.        Employer identification number      –         Part II Certification                     Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3. or Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.    Under penalties of perjury, I certify that: 1.  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and  2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and  3.  I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.   Sign Here    Signature of U.S. person  Date     General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9. Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following: • Form 1099-INT (interest earned or paid) • Form 1099-DIV (dividends, including those from stocks or mutual funds) • Form 1099-MISC (various types of income, prizes, awards, or gross proceeds) • Form 1099-B (stock or mutual fund sales and certain other transactions by brokers) • Form 1099-S (proceeds from real estate transactions) • Form 1099-K (merchant card and third party network transactions)    • Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition) • Form 1099-C (canceled debt) • Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2. By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.    Cat. No. 10231X Form W-9 (Rev. 12-2014)    Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien; • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; • An estate (other than a foreign estate); or • A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States: • In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; • In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and • In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items: 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.”  Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),    3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships above.  What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.  Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.  Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b.  Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c.  Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. d.  Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.”  See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9.  This is the case even if the foreign person has a U.S. TIN.    Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3. Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.” Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you. Exempt payee code. • Generally, individuals (including sole proprietors) are not exempt from backup withholding. • Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. • Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. • Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.  IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and patronage dividends Exempt payees 1 through 4 Payments over $600 required to be reported and direct sales over $5,0001 Generally, exempt payees 1 through 52 Payments made in settlement of payment card or third party network transactions Exempt payees 1 through 4 1 See Form 1099-MISC, Miscellaneous Income, and its instructions.    2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K—A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. Line 6 Enter your city, state, and ZIP code.  Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN. If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note. See the chart on page 4 for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676). If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.    Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below. 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester    3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2. *Note. Grantor also must provide a Form W-9 to trustee of trust. Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records from Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance. Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338). Visit IRS.gov to learn more about identity theft and how to reduce your risk.  Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.            1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2 Circle the minor’s name and furnish the minor’s SSN.